UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2011
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address of principal executive offices)
Registrant’s telephone number, including area code: (630) 969-4550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 25, 2011, Molex Incorporated (the “Company”) and various other parties entered into an Amendment No. 2 to Credit Agreement (“Amendment No. 2”), which amended the Credit Agreement dated as of June 25, 2009 among the Company, various lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (such Credit Agreement, as so amended, the “Amended Credit Agreement”).
Under the Amended Credit Agreement, the aggregate amount of the lenders’ commitments increased to $350,000,000. In addition, the Company may, no more than twice during the term of the Amended Credit Agreement, request increases in the aggregate amount of the lenders’ commitments by a total of up to $175,000,000 (which, assuming existing lenders agreed to increase their commitments and/or new lenders provided commitments, could increase the aggregate amount of the commitments under the Credit Agreement to up to $525,000,000). The Amended Credit Agreement has subfacilities for up to $75,000,000 of letters of credit, $50,000,000 of swing line loans and $200,000,000 of loans and/or letters of credit in agreed-upon foreign currencies. The Amended Credit Agreement is repayable on maturity in March 2016.
The obligations of the Company and any subsidiary borrower under the Amended Credit Agreement are guaranteed by substantially all of the Company’s domestic subsidiaries and the obligations of any subsidiary borrower under the Credit Agreement are guaranteed by the Company. Molex Japan Co. Ltd. currently is the only subsidiary designated as a subsidiary borrower under the Amended Credit Agreement.
The covenants in the Amended Credit Agreement were revised to (a) increase the amount of liens, debt, investments, loans, advances, guarantees and acquisitions that may be incurred or made by the Company and its subsidiaries; (b) remove the requirement that the Company and its subsidiaries maintain a minimum amount of liquidity; and (c) tighten the leverage covenant, which requires the Company to maintain a ratio of total debt to EBITDA of not more than 2.50:1.00.
The foregoing descriptions of Amendment No. 2 and the Amended Credit Agreement are qualified in their entirety by reference to the complete terms and conditions of such documents. Copies of Amendment No. 2 and the Amended Credit Agreement are filed herewith as Exhibit 10.1.

Cautionary Statement Regarding Forward-Looking Statements:
Forward-looking statements made in this Current Report on Form 8-K, reflect the company’s current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. The company’s performance is also subject to factors identified in the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information described above under Item 1.01 is incorporated herein by reference.
The description herein is qualified in its entirety by the Amended Credit Agreement filed as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit 10.1 Amendment No. 2 to Credit Agreement dated as March 25, 2011 among Molex Incorporated, JPMorgan Chase Bank, N.A and the lenders thereto.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Corporate Secretary

DATE: March 30, 2011

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amendment No. 2 to Credit Agreement dated as March 25, 2011 among Molex Incorporated, JPMorgan Chase Bank, N.A and the lenders thereto.